Exhibit 4.38

BANK CREDIT NOTE (Compror) No. 301099617

CLIENT TIM CELULAR S.A.	Corporate Taxpayer Register CNPJ/MF 04.206.050/0001-80
Address: Av. Giovanni Gronchi No. 7143 – Vila Andrade	E-mail:
City/State São Paulo – SP	CEP 05724-005
Branch: 2271	Current Account No. 130.002.084
LOAN
Facility Value JPY 3.130.290.253.00	Deadline for Contracting the Transactions 12/20/2007
Date of Issue 12/06/2007	Deadline Due Date 194 days 06/17/2008
FINANCIAL CHARGES
(   ) Interest at the fixed rate of __% annum, equivalent to __%month, calculated as simple interest, considering a year of 360 consecutive days or,
(X) Determined at each disbursement by the Spreadsheet (Attachment I)

TARIFFS AND RATES TAC – Facility Rate, in the value of without effect, to be paid as follows: without effect
RELEASE OF FUNDS
Date: As described in Attachment I – Disbursement Spreadsheet
Form of payment direct to service provider or to seller of assets by credit in their current account of deposit, or by another instrument of payment, according to the option performed in the Disbursement Spreadsheet in item “Form of Release of funds”

PAYMENT FLOW Principal: As described in Attachment – Disbursement Spreadsheet Financial Charges: As described in Attachment I – Disbursement Spreadsheet
FORM OF LIQUIDATION [X] Debit in the current account held by CLIENT [ ] DOC/TED in favor of [ ] Others:
GUARANTEES without effect
INTERVENING PARTIES GUARANTOR(S)
Corporate Name/Name without effect	Address:	City/State	CNPJ/MF or CPF/MF

By this Bank Credit Note (“Note”), the CLIENT, appointed and identified in the preamble above (“Preamble”) (“CLIENT”), irrevocably and irreversibly, shall pay to Banco Santander S.A., headquartered at Rua Amador Bueno, 474, in the city of São Paulo, State of São Paulo, enrolled in the CNPJ/MF under No. 90.400.888/0001-42 (“SANTANDER”), or to its order, on the dates, form and place of payment contemplated in this Note, the debt in cash, established, net and enforceable, including the value of the principal of the loan and interest, restatements and other charges and expenses stipulated herein, by the clauses and conditions below and according to the calculation spreadsheet prepared and issued by SANTANDER, all as follows:

I – PURPOSE

1.1. SANTANDER hereby, pursuant to the terms of this Note, grants to CLIENT a facility (“Facility”) up to the ceiling value established in the Preamble, by transfer of external resources captured in Yens, based on Resolution No. 2770 of the National Monetary Council, for its equivalent in domestic currency, which is intended exclusively to the cash payment of the suppliers of CLIENT (manufacturers/representatives/

distributors/resellers of goods/service providers, among others), hereinafter referred to as “Suppliers” (“Operation”).

1.1.1. This Note does not imply or constitute an obligation of SANTANDER to comply with the credit requests of CLIENT, which will be analyzed individually by SANTANDER and will have their compliance subject to, in each opportunity, the analysis of the operating and economic-financial capacity of CLIENT, financial schedule and availability of resources of SANTANDER and the limitations imposed at any time by the Central Bank of Brazil or other competent authorities.

1.2. The Facility mentioned in the Preamble of this Note may be used, at the discretion of CLIENT, until the due date stipulated in the Preamble, in compliance with the provisions of this Note.

II – CLIENT

2.1. CLIENT assumes responsibility of the existence of the supporting documents of the purchases and contracting of services contemplated in the Transactions (bill of sale, invoice, trade bills or other commercial documents), which may be effectively performed.

2.2. CLIENT shall send to SANTANDER, whenever requested, the documents mentioned in the heading of this clause, within 5 (five) business days, counting from the respective request, or then in the period which the competent authorities require, under penalty of answering in the civil and criminal spheres for all of the losses, damages or sanctions stipulated to SANTANDER, as a result of the non-delivery of said documents, provided that the guilt of CLIENT is evidenced.

III – FINANCIAL CHARGES

3.1. The Facility value, in use by CLIENT, may not exceed the duration of this Note, the ceiling value of the Facility set in the Preamble of this instrument.

3.2. The financial charges will accrue on the value of the principal financed in foreign currency, as expressed on the Spreadsheet, and will be calculated from the disbursement date contemplated in the Spreadsheet, according to Attachment I.
3.3. The Tax on Credit Transactions, Foreign Exchange and Insurance or relative to Securities and Bond – IOF will be calculated and charged according to the legislation in force.

IV – FORMALIZATION AND RELEASE OF THE TRANSACTION

4.1. Each Transaction will be released directly to the Suppliers, in favor of the Suppliers indicated by CLIENT, on its account and order, through credit into current account, DOC, TED, pay order or payment of collection instruments, pursuant to the terms of the legislation in force, respecting the available balance of the Credit Facility, open through this Note, by presentation of the Disbursement Spreadsheet, duly signed by the CLIENT, in the form of the draft attached to this Note (Attachment I), in which CLIENT will indicate the form chosen to send the payment instructions to Suppliers, namely: (i) through manuals instructions or (ii) through instructions by electronic file.

4.1.1. The contracting of the Transactions, in the form described in the heading of this Clause, shall comply with the “deadline for contracting the transactions” indicated in the Preamble.

4.1.2. If the CLIENT chooses manual instructions, the Disbursement Spreadsheet shall further contain: (i) identification of the Suppliers; (ii) data of the bills of sale or invoices financed; (iii) date and form of payment to the respective supplier, in compliance with the legislation in force; (iv) value of the Transaction, which shall correspond to the value of the bills of sale or invoices plus the tax amount on the Credit Transactions (“IOF”) accruing on the Transaction; (v) term and form of payment of the Transaction; and (vi) financial charges agreed.

4.1.3. For purposes of release of each Transaction, there shall be previously agreed by CLIENT and SANTANDER the value, term, accruing financial charges, and form of payment of the Transactions, in compliance with the Deadline for Contracting the Transactions.

4.2. The instruments used in the Spreadsheets shall be duly formalized and filed by CLIENT, who will be responsible, moreover, for sending a copy of the documents necessary to effect the payments on the respective contracting dates of the transactions and for filing of the original counterparts, as contemplated in Clause II above.

4.3. The payments contemplated in this Clause will be made by SANTANDER, in strict compliance with the data supplied by the CLIENT based on the information set forth in the Spreadsheets or Electronic Files, SANTANDER not being responsible for payments made based on incorrect or inaccurate information, provided by CLIENT.

4.4. In the event of CLIENT indicating on the Spreadsheet or Electronic Files Spreadsheets the obligations that are not specific for the acquisition of goods or contracting of services, CLIENT, provided that SANTANDER agrees and authorizes to debit from its current account informed in the Preamble of this Note the taxes that are required by the competent authorities as a result of the inclusion of commitments in the Transaction not borne by the legislation in force and/or by the documents presented, and/or eventual liens caused by inaccurate information supplied by CLIENT.

4.5. If a certain payment is returned by the receiving entity after the payment has been made, the bank authentication generated will lose its validity and the returned value will be credited into the current account held by the CLIENT, indicated in the preamble of this Note.

4.5.1. After the payments are made, SANTANDER will not accept orders from the CLIENT requesting the transfer or reversal of values to any other accounts.

4.5.2. CLIENT recognizes and guarantees that the funds eventually credited into the current account held by it, as contemplated in the heading of this clause, will continue to be used for financing of goods and services, there being no de-characterization in any way of the nature of the Transaction declared in this Note.

4.6. In the event of the manual instructions conferring payments on Suppliers due through bank payment slips, the parties establish that such collection slips shall present CLIENT as “Drawee” and the SUPPLIER as “Assignor” and to be compulsorily sent physically to SANTANDER for mechanic authentication, no other form of settlement that is not timely for payment of same being accepted.

4.7.1. The spreadsheets containing payment requests sent after the time defined in the previous item shall not be processed, and SANTANDER shall not be held liable for the payments not being made.

4.8 If CLIENT chooses instructions by electronic file, in addition to the terms and conditions of this Note, each Transaction and still subjects to the terms and conditions of the Private Agreement for Establishment of Operating Conditions of Electronic Compror and Other Covenants, which will prevail in the event of conflict the provisions of these Notes.

4.9. CLIENT recognizes that only the obligations assumed with the Suppliers may be contemplated in the Transaction and that it is responsible for all the information provided to SANTANDER.

4.10. If by the data of the effective release of the resources, there occurs any legal or normative modification which may, directly or indirectly, modify any of the conditions defined herein, such modification will be incorporated into this Note, regardless of any notification or formal act, SANTANDER being releases from any liability resulting from the fact.

V – PAYMENT

5.1. CLIENT will pay to SANTANDER or to its order, for this counterpart of Note, issued pursuant to the terms of Law No. 10,931/2004 (as altered), all the sums due contemplated in this Note, including, but not limited to the principal due, financial charges, expenses, tariffs and rates, which shall be paid in the flow, as and in the period defined in the Preamble and/or in this Note, as applicable.

5.1.1. The eventual payment performed by the CLIENT, by check, credit documents, pay orders, including, but not limited to the Credit Order Documents – DOC, or any other mechanisms or instruments of payment available in the market, including documents cleared by the Center for Clearance of Checks and Other Papers, which shall be compulsorily of its issued, will only be considered as effectively liquidated and/or received by SANTANDER when reverted in resourced immediately available and, by virtue of this, there will be charges for the use of the resources by CLIENT in this period, which will be equal to the remuneration charges of this Note.

5.1.2. In the event of any day of maturity of the principal, financial charges, taxes or any other sums due contemplated in this Note coinciding with national, municipal or bank holidays, CLIENT will make the payment on the first following business day. In this event, the financial charges will accrue until the date of the effective payment.

5.2. In the event of the form of liquidation defined in the Preamble being a debit in current account, the CLIENT hereby authorizes irrevocably and irreversibly SANTANDER to debit its current account, defined in the Preamble, all of the values whose payment or reimbursement is due to SANTANDER in the scope or by effect of this Note.

5.2.1. For the purposes described in the heading of this Clause, CLIENT undertakes to maintain in said current account sufficient and immediately available resources for effecting all the debits resulting from this Note.

5.2.2. On the value, or portion of the value, to debit for which there are no available funds in said current account, there shall accrue from the date of maturity of the obligations of CLIENT, the arrears charges contemplated in this Note.

VI – GUARANTEES

6.1. The constitution of additional guarantees, if it is thus agreed by the parties, will be formalized by specific document(s) to be established by SANTANDER, or which shall constitute a full and inseparable part of this Note.

6.2. At the time of default by CLIENT, the guarantees effectively provided will be enforceable immediately, regardless of notification, interpellation, summons or any other legal or extra-judicial formality.

VII – ENVIRONMENTAL LIABILITY

7.1. CLIENT declares, irrevocably and irreversibly, that it knows and complies with all the environmental rules contemplated by the Brazilian legislation and that the use of values resulting from this Note will not lead to violation of any of these rules.

7.1.2. The Parties hereby recognize that CLIENT is subject to comply with the principles of “Code of Ethics of Tim”, which provide that all the business of CLIENT, including this Note, will be directed in this respect: (i) to the environment, including with respect to the disposal of batteries, issue of pollutants, recycling of waste (ii) to the rules of safety and health in the work locations; (iii) to honesty and to transparency to their partners, suppliers, contractors, the market and governmental bodies, (iv) to the interests of society and of Parties, above the individual interests of their employees, representatives and services providers, who may not obtain for themselves or for another, information, opportunities, business, advantages, gifts or benefits using the name and reputation of the CLIENT or as a result of the exercise of its activities. The Code of Ethics of TIM is available on the website of TIM Participações S.A. (www.timpartir.com.br) – Corporate Governance

Area; Code of Ethics) and filed at their headquarters and in all of their establishments, available for public consultation.

VIII – EARLY MATURITY

8.1. SANTANDER will be entitled to consider this Note as having matured early and to require from CLIENT, regardless of notification, the full payment in one single installment, of the balance due, resulting from the present instrument, including with enforceability of the guarantees constituted in the events contemplated in the law, in the following events:

(a) if CLIENT incurs any arrears in relation to any obligation which must be complied by it as a result of this Note;

(b) if CLIENT inflicts or does not comply, as a whole or in part, with any clause or condition of this Note and of the corresponding Spreadsheets, which is not remedied within 10 (ten) days from receipt of the notification to do so;

(c) if CLIENT has an instrument of its responsibility or co-obligation for an amount higher than R$ 20,000,000.00 (twenty million) duly protested or suffers execution or seizure of assets without explanation in this respect requested by SANTANDER having been presented by CLIENT within the period designated or, the explanation being or having been presented, if the same is not considered satisfactory by SANTANDER.

(d) if CLIENT has its direct or indirect corporate control transferred to a third party or is incorporated or there is merger or transfer, whether through split or any other way, of the operating assets to another entity without SANTANDER, at its sole discretion, having formally expressed within 5 (five) days counted for the date of the respective corporate act its decision of not maintaining this Note in force;

(e) if CLIENT defaults on its obligations and/or does not liquidate, in the respective maturity, a debit of its responsibility resulting from other contract, loans or discounts executed with SANTANDER and/or any companies, directly or indirectly, associated companies, controlling controlled or companies controlled by SANTANDER, including abroad and/or if there occurs termination of the respective documents, by negligence of the CLIENT;

(g) if the CLIENT and/or any companies of the economic group of CLIENT, including abroad, become insolvent, have their bankruptcy, judicial or extra-judicial recovery required.

(h) change of alteration of the corporate purpose of the CLIENT or any INTERVENING GUARANTOR, so as to alter the current principal activities of CLIENT or of the respective INTERVENING GUARANTORS, or to add to these activities new business that have prevalence or may represent deviations in relation to the currently developed activities.

IX – ARREARS

9.1. CLIENT will legally incur arrears, regardless of notice or notification of any kind, if it fails to comply with any obligation derived from this Note, in which case, automatically, it will be obliged to pay the due amount, converted, on the date of the respective maturity, for its equivalent in domestic currency (reais), as defined in Clause 2.1. plus cumulatively the following: (i) arrears interest on the total of the values sold, per day of delay, calculated exponentially at the rate of 12% (twelve percent) per annum, based on a year of 360 consecutive days; (ii) permanence commission, calculated per day of delay, according to the variation of the average weighted and agreed rate of the financing transactions for one day, hedged on federal public instruments and processed in the Special Liquidation and Custody System (SELIC) or in chambers of clearing and liquidation of assets, according to committed transactions, disclosed by the Central Bank of Brazil; and (iii) contractual fine of 2% (two percent) of the value due, plus arrears interest and permanence commission. From the arrears of CLIENT, the transaction is released from the external transaction.

9.1.1. The accretions described in items (i) and (ii) of the heading of this clause will be calculated and will accrue from the maturity of the obligation until the day of their effective and full payment to SANTANDER.

9.2. If SANTANDER has to go to Court because of an eventual default of CLIENT in this Note, CLIENT will be obliged, also, to pay the legal costs of the proceedings, and the lawyers’ fees of the lawyers set judicially.

X – EARLY LIQUIDATION PERIOD

10.1. The period of the Transactions contracted in the scope of this Note, through Disbursement Spreadsheets, shall present maturity date equal to or before that of the Facility indicated in the preamble.

10.1. If CLIENT is interested in liquidating early, fully or partially, its obligations resulting from this Note, it may do so provided that they agree, satisfactorily, to SANTANDER and to CLIENT, the conditions of such liquidation.

10.1.1. It is previously agreed that in no event shall be due reimbursement of any value paid early by CLIENT as commission, rate or tariff, even if partially or proportionally, it being established that the values whose payment is pending shall be settled early so that the early liquidation operates as contemplated.

XI – TAXES, EXPENSES AND OTHER CHARGES

11.1. There shall be on account of CLIENT, and imputable to it: (i) all taxes present and future that, according to the laws, are its responsibility: (ii) all expenses listed and/or resulting from this Note, including, but not limited to expenses with public registry offices and any other extra-judicial expenses that SANTANDER has to incur for the collection and/or security of this Note; (iii) all the tariffs and rates contemplated in the Preamble; and(iv) any other liens and charges which are borne by SANTANDER related to or resulting from this Note.

11.1.1. All the payments due by CLIENT contemplated in this Clause shall be paid by CLIENT within 10 (ten) business days counted from the issue, by SANTANDER, of the respective debit notice, which will occur through one of the communication media contemplated in this Note;

11.2. In the event of noncompliance with any monetary obligations due by this Note, CLIENT is obliged to pay the IOF accruing on such transactions, due and not paid, which will be calculated based on the rate in force applicable to loan operations, from the due date of the obligation to the date of the effective payment.

XII – FINAL PROVISIONS

12.1. All notices, notifications or communications, which, according to this Note, must be made in writing, will be considered valid by sending a facsimile, telex or telegram or through registered mail with confirmation of receipt sent to the addressed of the parties indicated in the Preamble, or to any other address subsequently communicated in writing by the addressee to the other party.

12.2. CLIENT and the INTERVENING PARTY(IES) undertake to maintain SANTANDER informed about any change of address, e-mail, telephone and other data relative to its location. There being no updated information, all the letters sent by SANTANDER to the address existing in their registrations will, for all legal purposes and effects, be considered to have been received.

12.3. CLIENT herewith authorizes SANTANDER to send any information relative hereto by e-mail to be sent to the address informed in the Preamble.

12.4. CLIENT and the INTERVENING GUARANTOR(S) recognize herewith, as means of evidence of the debit and credit resulting from this instrument, the statements, assessment notices or collection notices issued by SANTANDER, if not contested within 10 (ten) days, counted from the date of respective issue.

12.5. Tolerance by any of Parties in light of noncompliance by the other Party with any of the obligations resulting from this Note will not constitute novation, or event a precedent, which, in some way or for some purpose, releases the parties to effectuate them, as well as the other obligations resulting from this Note.

12.6. Failure to exercise by parties any of the rights guaranteed to them by this Note and in the Law will not constitute a cause of contractual alteration or novation and will not harm the exercise of these rights in subsequent times or in a subsequent and identical occurrence.

12.7. SANTANDER is expressly authorized to include and consult the information of CLIENT and of the INTERVENING GUARANTOR(S) with the Central System of Risk Credit of the Central Bank of Brazil.

12.8. The parties establish that the information provided and the financial statements presented by CLIENT may be the purpose of disclosure to the companies belonging to the same economic conglomerate as SANTANDER.

12.9. This Note is issued irrevocably and irreversibly, binding the parties and their eventual successors of any kind.

12.10. To settle any conflict in connection with the interpretation and/or execution of this Note, the venue of the Judiciary District of São Paulo, is hereby elected, to the exclusion of any other, however privileged, and SANTANDER may, further, choose the venue of any of its branches or of the headquarters or domicile of the CLIENT or of the INTERVENING GUARANTOR(S).

In witness whereof, the parties sign this Note in 02 (two) counterparts of equal tenor, only one of them being negotiable for a single purpose, before the undersigned witnesses.

São Paulo, December 6, 2007

[signature] TIM CELULAR S.A.	IN AGREEMENT [signature] BANCO SANTANDER S.A.

INTERVENING GUARANTOR(S) (by surety):	Those identified below attend hereby asConsenting Intervener(s), pursuant tothe terms of Article 1647 of the Civil Code.

______________________________ without effect	______________________________ without effect

Attachment I – Disbursement Spreadsheet
Part 1. Transaction Data

CLIENT TIM CELULAR S.A.	CNPJ/MF 04.206.050/0001-80
CLIENT Data
Address Av. Giovanni Gronchi No 7143	Neighborhood: Vila Andrade	City/State: São Paulo
Current Account No. 130.002.084	Branch 2271	Date of Note 12.06.2007	Date of this spreadsheet	No. of this Spreadsheet
CHARACTERISTICS OF TRANSACTION
VALUE	TERM
YEN	BRL	Start Date	Due Date
Arrears Interest	Form of remittance of payment instructions:
Remuneration Interest Rate ___% p.m. _____% p.a.	(_) manual instructions (fill in Part 2 below) (_) instructions by electronic file (not fill in Part 2 below)
PAYMENTS FLOW
I. Date(s) of payment of the interest installment(s)	II. Date(s) of payment of the Principal installment(s):
1. 2. 3.	1. 2. 3.

Part 2. Instructions for Manual Payment of Suppliers:

Commercial Purchases Data				Form of Release of Supplier’s Credit
Supplier	CNPJ/CPF	NFF (Serial No.)	Value (BRL)	TED/DOC Collection Slip	Bank	Branch	Current Account

Hereby: (i) Banco Santander S/A, headquartered in the city of São Paulo, state of São Paulo, at Rua Amador Bueno, 474 – Santo Amaro, CNPJ/MF No. 90.400.888/0001-42, hereinafter referred to as SANTANDER and (ii) CLIENT, appointed and identified in the Preamble formalize the Disbursement Request described in this Bank Credit Note (Compror) No. (“Note”).

The parties provide that the value of the Transaction stipulated in the Preamble will be available to Suppliers according to the forms of release stipulated in this Disbursement Spreadsheet. The Transaction is intended to pay the goods contemplated in the Bill(s) of Sale described above and/or sent by electronic file. This Spreadsheet is a full and inseparable part of the Note.

______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR

Witnesses:

_______________________________ Name: ID Card No. CPF No.	_______________________________ Name: ID Card No. CPF No.

Attachment I – Disbursement Spreadsheet
Part 1. Transaction Data

CLIENT TIM CELULAR S.A.	CNPJ/MF 04.206.050/0001-80
CLIENT Data
Address Av. Giovanni Gronchi No 7143	Neighborhood: Vila Andrade	City/State: São Paulo
Current Account No. 130.002.084	Branch 2271	Date of Note <Contract date>	Date of this spreadsheet 12/06/2007	No. of this Spreadsheet
CHARACTERISTICS OF TRANSACTION
VALUE	TERM
YEN 1,323,247,805.72	BRL 21,522,625.56	Start Date 12/06//2007	Due Date 06/03/2008
Arrears Interest	Form of remittance of payment instructions:
Remuneration Interest Rate 0.08333 %p.m. 1%p.a.	(_) manual instructions (fill in Part 2 below) (X) instructions by electronic file (not fill in Part 2 below)
PAYMENTS FLOW
I. Date(s) of payment of the interest installment(s)	II. Date(s) of payment of the Principal installment(s):
06/03/2008	06/03/2008

Part 2. Instructions for Manual Payment of Suppliers:

Commercial Purchases Data				Form of Release of Supplier’s Credit
Supplier	CNPJ/CPF	NFF (Serial No.)	Value (BRL)	TED/DOC Collection Slip	Bank	Branch	Current Account

Hereby: (i) Banco Santander S/A, headquartered in the city of São Paulo, state of São Paulo, at Rua Amador Bueno, 474 – Santo Amaro, CNPJ/MF No. 90.400.888/0001-42, hereinafter referred to as SANTANDER and (ii) CLIENT, appointed and identified in the Preamble formalize the Disbursement Request described in this Bank Credit Note (Compror) No. (“Note”).

The parties provide that the value of the Transaction stipulated in the Preamble will be available to Suppliers according to the forms of release stipulated in this Disbursement Spreadsheet. The Transaction is intended to pay the goods contemplated in the Bill(s) of Sale described above and/or sent by electronic file. This Spreadsheet is a full and inseparable part of the Note.

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR
Manoel Maria Cardoso Treasury
Witnesses:
[signature] Luiz Alberto dos Santos TIM – Finances and Treasury
_______________________________ Name: ID Card No. CPF No.	_______________________________ Name: ID Card No. CPF No.

Date: 12/06/2007
Time: 12:28:55

Private Instrument of Adhesion to the Financial Risks Protection System – SPR

Trading Note No. 95064                                                           Transaction Date 12/06/2007

Institution: BANCO SANTANDER R AMADOR BUENO 474 04752901 SÃO PAULO – SP 090.400.888/0001-42
Client TIM CELULAR SA AV GIOVANNI GRONCHI, 7143 – VILA ANDRADE 05724-005 SÃO PAULO-SP 004.206.050/0001-80
Contract Specifications
Contract No. 121127	Type: CDI x JPYBRL	Start Date: 12/06/2007	Due Date: 06/03/2008	Term: 180	Principal: 21,522,625.56	Currency: BRL
Contract Rules
Asset- Institution: Asset-Client:	Indexer: CDI JPYBRL		Value of Indexer: 0.00000000 0.01626500	Indexer %: 104.50 100.00	Rate % (p.a.): 0.0000 1.0000
Observations: Form of Financial Liquidation: Place of Custody: CETIP Registration No.:

This Trading Note is a full and complementary part of the Private Instrument of Adhesion to the Financial Risks Protection System – SPR, executed by the parties. According to Law No. 10,892/04 and complementary norms, transactions executed from 10/01/04 will be liquidated in the Investment Account, with the exceptions stipulated in the law. The JPYBRL indexes refer to the BRL/JPY VD BACEN (Central Bank of Brazil).

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR

Manoel Maria Cardoso Treasury
Witnesses:
[signature]
_______________________________ Luiz Alberto dos Santos TIM – Finances and Treasury

Attachment I – Disbursement Spreadsheet
Part 1. Transaction Data

CLIENT TIM CELULAR S.A.	CNPJ/MF 04.206.050/0001-80
CLIENT Data
Address Av. Giovanni Gronchi No 7143	Neighborhood: Vila Andrade	City/State: São Paulo
Current Account No. 130.002.084	Branch 2271	Date of Note <Contract date>	Date of this spreadsheet 12/13/2007	No. of this Spreadsheet 06/10/2008
CHARACTERISTICS OF TRANSACTION
VALUE	TERM
YEN 1,591,652.053	BRL 25,023,953.57	Start Date 12/13//2007	Due Date 06/10/2008
Arrears Interest	Form of remittance of payment instructions:
Remuneration Interest Rate 0.08333 %p.m. 1%p.a.	(_) manual instructions (fill in Part 2 below) (X) instructions by electronic file (not fill in Part 2 below)
PAYMENTS FLOW
I. Date(s) of payment of the interest installment(s)	II. Date(s) of payment of the Principal installment(s):
06/10/2008	06/10/2008

Part 2. Instructions for Manual Payment of Suppliers:

Commercial Purchases Data				Form of Release of Supplier’s Credit
Supplier	CNPJ/CPF	NFF (Serial No.)	Value (BRL)	TED/DOC Collection Slip	Bank	Branch	Current Account

Hereby: (i) Banco Santander S/A, headquartered in the city of São Paulo, state of São Paulo, at Rua Amador Bueno, 474 – Santo Amaro, CNPJ/MF No. 90.400.888/0001-42, hereinafter referred to as SANTANDER and (ii) CLIENT, appointed and identified in the Preamble formalize the Disbursement Request described in this Bank Credit Note (Compror) No. (“Note”).

The parties provide that the value of the Transaction stipulated in the Preamble will be available to Suppliers according to the forms of release stipulated in this Disbursement Spreadsheet. The Transaction is intended to pay the goods contemplated in the Bill(s) of Sale described above and/or sent by electronic file. This Spreadsheet is a full and inseparable part of the Note.

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR
Manoel Maria Cardoso Treasury
Witnesses:
[signature] Manuela Carra Finance Manager
_______________________________ Name: ID Card No. CPF No.	_______________________________ Name: ID Card No. CPF No.

Date: 12/13/2007
Time: 13:26:09

Private Instrument of Adhesion to the Financial Risks Protection System – SPR

Trading Note No. 95174                                                           Transaction Date 12/13/2007

Institution: BANCO SANTANDER R AMADOR BUENO 474 04752901 SÃO PAULO – SP 090.400.888/0001-42
Client TIM CELULAR SA AV GIOVANNI GRONCHI, 7143 – VILA ANDRADE 05724-005 SÃO PAULO-SP 004.206.050/0001-80
Contract Specifications
Contract No. 1211518	Type: CDI x JPYBRL	Start Date: 12/13/2007	Due Date: 06/10/2008	Term: 180	Principal: 25,023,953.57	Currency: BRL
Contract Rules
Asset- Institution: Asset-Client:	Indexer: CDI JPYBRL		Value of Indexer: 0.00000000 0.015722	Indexer %: 104.50 100.00	Rate % (p.a.): 0.0000 1.0000
Observations: Form of Financial Liquidation: Place of Custody: CETIP Registration No.:

This Trading Note is a full and complementary part of the Private Instrument of Adhesion to the Financial Risks Protection System – SPR, executed by the parties. According to Law No. 10,892/04 and complementary norms, transactions executed from 10/01/04 will be liquidated in the Investment Account, with the exceptions stipulated in the law.

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR

Manuela Carra Finance Manager
Witnesses:
[signature]
_______________________________ Manuela Carra Finance Manager

Attachment I – Disbursement Spreadsheet
Part 1. Transaction Data

CLIENT TIM CELULAR S.A.	CNPJ/MF 04.206.050/0001-80
CLIENT Data
Address Av. Giovanni Gronchi No 7143	Neighborhood: Vila Andrade	City/State: São Paulo
Current Account No. 130.002.084	Branch 2271	Date of Note <Contract date>	Date of this spreadsheet 12/14/2007	No. of this Spreadsheet
CHARACTERISTICS OF TRANSACTION
VALUE	TERM
YEN 114,990,616.07	BRL 1,819,841.49	Start Date 12/14//2007	Due Date 06/11/2008
Arrears Interest	Form of remittance of payment instructions:
Remuneration Interest Rate 0.08333 %p.m. 1%p.a.	(_) manual instructions (fill in Part 2 below) (X) instructions by electronic file (not fill in Part 2 below)
PAYMENTS FLOW
I. Date(s) of payment of the interest installment(s)	II. Date(s) of payment of the Principal installment(s):
06/11/2008	06/11/2008

Part 2. Instructions for Manual Payment of Suppliers:

Commercial Purchases Data				Form of Release of Supplier’s Credit
Supplier	CNPJ/CPF	NFF (Serial No.)	Value (BRL)	TED/DOC Collection Slip	Bank	Branch	Current Account

Hereby: (i) Banco Santander S/A, headquartered in the city of São Paulo, state of São Paulo, at Rua Amador Bueno, 474 – Santo Amaro, CNPJ/MF No. 90.400.888/0001-42, hereinafter referred to as SANTANDER and (ii) CLIENT, appointed and identified in the Preamble formalize the Disbursement Request described in this Bank Credit Note (Compror) No. (“Note”).

The parties provide that the value of the Transaction stipulated in the Preamble will be available to Suppliers according to the forms of release stipulated in this Disbursement Spreadsheet. The Transaction is intended to pay the goods contemplated in the Bill(s) of Sale described above and/or sent by electronic file. This Spreadsheet is a full and inseparable part of the Note.

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR
Manuela Carra Finance Manager
Witnesses:
[signature] Luiz Alberto dos Santos TIM – Finances and Treasury
_______________________________ Name: ID Card No. CPF No.	_______________________________ Name: ID Card No. CPF No.

Date: 12/17/2007
Time: 16:18:29

Private Instrument of Adhesion to the Financial Risks Protection System – SPR

Trading Note No. 95187                                                           Transaction Date 12/14/2007

Institution: BANCO SANTANDER R AMADOR BUENO 474 04752901 SÃO PAULO – SP 090.400.888/0001-42
Client TIM CELULAR SA AV GIOVANNI GRONCHI, 7143 – VILA ANDRADE 05724-005 SÃO PAULO-SP 004.206.050/0001-80
Contract Specifications
Contract No. 1211519	Type: CDI x JPYBRL	Start Date: 12/14/2007	Due Date: 06/11/2008	Term: 180	Principal: 1,819,841.49	Currency: BRL
Contract Rules
Asset- Institution: Asset-Client:	Indexer: CDI JPYBRL		Value of Indexer: 0.00000000 0.01582600	Indexer %: 104.50 100.00	Rate % (p.a.): 0.0000 1.0000
Observations: Form of Financial Liquidation: Place of Custody: CETIP Registration No.: 07L04859

This Trading Note is a full and complementary part of the Private Instrument of Adhesion to the Financial Risks Protection System – SPR, executed by the parties. According to Law No. 10,892/04 and complementary norms, transactions executed from 10/01/04 will be liquidated in the Investment Account, with the exceptions stipulated in the law. The JPYBRL indexes refer to the BRL/JPY VD BACEN (Central Bank of Brazil).

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR

Manuela Carra Finance Manager
Witnesses:
[signature]
_______________________________ Luiz Alberto dos Santos TIM – Finances and Treasury

CLIENT TIM CELULAR S.A.	CNPJ/MF 04.206.050/0001-80
CLIENT Data
Address Av. Giovanni Gronchi No 7143	Neighborhood: Vila Andrade	City/State: São Paulo
Current Account No. 130.002.084	Branch 2271	Date of Note <Contract date>	Date of this spreadsheet 12/17/2007	No. of this Spreadsheet
CHARACTERISTICS OF TRANSACTION
VALUE	TERM
YEN 100,399,777.75	BRL 1,590,131.68	Start Date 12/17//2007	Due Date 06/16/2008
Arrears Interest	Form of remittance of payment instructions:
Remuneration Interest Rate 0.08333 %p.m. 1%p.a.	(_) manual instructions (fill in Part 2 below) (X) instructions by electronic file (not fill in Part 2 below)
PAYMENTS FLOW
I. Date(s) of payment of the interest installment(s)	II. Date(s) of payment of the Principal installment(s):
06/16/2008	06/16/2008

Part 2. Instructions for Manual Payment of Suppliers:

Commercial Purchases Data				Form of Release of Supplier’s Credit
Supplier	CNPJ/CPF	NFF (Serial No.)	Value (BRL)	TED/DOC Collection Slip	Bank	Branch	Current Account

Hereby: (i) Banco Santander S/A, headquartered in the city of São Paulo, state of São Paulo, at Rua Amador Bueno, 474 – Santo Amaro, CNPJ/MF No. 90.400.888/0001-42, hereinafter referred to as SANTANDER and (ii) CLIENT, appointed and identified in the Preamble formalize the Disbursement Request described in this Bank Credit Note (Compror) No. (“Note”).

The parties provide that the value of the Transaction stipulated in the Preamble will be available to Suppliers according to the forms of release stipulated in this Disbursement Spreadsheet. The Transaction is intended to pay the goods contemplated in the Bill(s) of Sale described above and/or sent by electronic file. This Spreadsheet is a full and inseparable part of the Note.

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR
Manuela Carra Finance Manager

Witnesses:
[signature] Luiz Alberto dos Santos TIM – Finances and Treasury
_______________________________ Name: ID Card No. CPF No.	_______________________________ Name: ID Card No. CPF No.

Date: 12/17/2007
Time: 11:51:01

Private Instrument of Adhesion to the Financial Risks Protection System – SPR

Trading Note No. 95233                                                           Transaction Date 12/17/2007

Institution: BANCO SANTANDER R AMADOR BUENO 474 04752901 SÃO PAULO – SP 090.400.888/0001-42
Client TIM CELULAR SA AV GIOVANNI GRONCHI, 7143 – VILA ANDRADE 05724-005 SÃO PAULO-SP 004.206.050/0001-80
Contract Specifications
Contract No. 1211659	Type: CDI x JPYBRL	Start Date: 12/17/2007	Due Date: 06/16/2008	Term: 182	Principal: 1,590,131.68	Currency: BRL
Contract Rules
Asset- Institution: Asset-Client:	Indexer: CDI JPYBRL		Value of Indexer: 0.00000000 0.01583800	Indexer %: 104.50 100.00	Rate % (p.a.): 0.0000 1.0000
Observations: Form of Financial Liquidation: Place of Custody: CETIP Registration No.:

This Trading Note is a full and complementary part of the Private Instrument of Adhesion to the Financial Risks Protection System – SPR, executed by the parties. According to Law No. 10,892/04 and complementary norms, transactions executed from 10/01/04 will be liquidated in the Investment Account, with the exceptions stipulated in the law. The JPYBRL indexes refer to the BRL/JPY VD BACEN (Central Bank of Brazil).

[signature]
______________________________ BANCO SANTANDER	_________________________________ TIM CELULAR

Manuela Carra Finance Manager
Witnesses:
[signature]
_______________________________ Luiz Alberto dos Santos TIM – Finances and Treasury